EXHIBIT 32.2

Certification of Principal Financial Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

I, James Karrels, Vice President and Chief Financial Officer (principal financial officer) of MacroGenics, Inc. (the Registrant), certify, to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended September 30, 2014 of the Registrant (the Report), that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ James Karrels
Name: James Karrels
Date: November 12, 2014